1,429,450 Shares of Common Stock

CHINA AGRITECH, INC.

UNDERWRITING AGREEMENT

April 28, 2010

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, NY 10020

As Representative of the Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

China Agritech, Inc., a corporation organized and existing under the laws of Delaware (the “Company”) confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on  Exhibit A  hereto (collectively, the “Underwriters”), for whom Rodman & Renshaw, LLC (“Rodman”) is acting as representative (in such capacity, the “Representative”), to sell and issue to the Underwriters an aggregate of 1,243,000 shares of common stock (the “Firm Shares”) par value $0.001 per share (the “Common Stock”).

The Common Stock is more fully described in the Registration Statement and Prospectus referred to below.  The offering and sale of the Common Stock contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

1.1           Firm Securities; Over-Allotment Option.

(a)           Purchase of Firm Shares.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 1,243,000 Firm Shares at a purchase price (net of discounts and commissions) of $15.134 per Firm Share.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on  Schedule A  attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $16.10 per Firm Share.

(b)           Payment and Delivery.  Delivery and payment for the Firm Shares shall be made at 10:00 A.M., New York time, on the third Business Day following the effective date (the  “Effective Date”) of the Registration Statement (or the fourth Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by Rodman and the Company at the offices of Rodman or at such other place as shall be agreed upon by Rodman and the Company.  The hour and date of delivery and payment for the Firm Shares is referred to herein as the “Closing Date.”  The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.”  Payment for the Firm Shares shall be made on the Closing Date at Rodman’s election by wire transfer in Federal (same day) funds. The Firm Shares shall be registered in such name or names and in such authorized denominations as Rodman may request in writing at least two Business Days prior to the Closing Date.  The Company will permit Rodman to examine and package the Firm Shares for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by Rodman for all the Firm Shares.

(c)           Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to Rodman, on behalf of the Underwriters, an option to purchase up to an additional 15% of the number of Firm Shares to be offered (the “Over-allotment Option”).  The Option Shares shall be identical in all respects to the Firm Shares and are hereinafter referred to as “Option Shares.”  The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”  The Shares are sometimes referred to herein as (the “Securities”).  The purchase price to be paid for the Option Shares (net of discounts and commissions) will be $15.134 per share.  The Option Shares are to be offered initially to the public at the offering price of $16.10 per share.

(d)           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.1(b) hereof may be exercised by Rodman as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from Rodman, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares, which will not be later than five Business Days after the date of the notice or such other time as shall be agreed upon by the Company and Rodman, at the offices of Rodman or at such other place as shall be agreed upon by the Company and Rodman.  If such delivery and payment for the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares will be as set forth in the notice (hereinafter the “Option Closing Date”).  Upon exercise of the Over-allotment Option the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

(e)           Payment and Delivery of Option Shares.  Payment for the Option Shares shall be made on the Option Closing Date at Rodman’s election by wire transfer in Federal (same day) funds to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The certificates representing the Option Shares to be delivered will be in such denominations and registered in such names as Rodman requests not less than two Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to Rodman for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date or Option Closing Date.

2.	Representations and Warranties of the Company.

2.1           The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-164810), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have been made available to the Underwriters through the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.”  If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement.  Based on oral communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.  The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”).  The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.  Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be.  Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the “Exchange Act”) after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed.  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant EDGAR.

(b)           At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) was or is filed and at the Closing Date (as hereinafter defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the subsections of the “Underwriting” section of the Prospectus captioned “Stabilization,” “Foreign Regulatory Restrictions” and “Notice to Non-United States Investors” and the table titled “Underwriter” (the “Underwriters’ Information” ).

(c)           To the knowledge of the Company, Crowe Horwath LLP (“Crowe”), whose reports relating to the Company are included in and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Crowe has not been engaged by the Company to perform any “prohibited activities”(as defined in Section 10A of the Exchange Act).  The Company has had no material disagreements with Crowe for the period from its initial engagement by the Company through the Closing Date that were not satisfied in a manner mutually satisfactory to both the Company and Crowe

(d)           Subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which has a high probability of involving a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company or any direct or indirect subsidiary or joint venture of the Company listed on Exhibit 21.1 of the Registration Statement hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a “Material Adverse Change”).  Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(e)           As of the dates indicated in the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “As Adjusted” in such section.  After giving effect to the Offering, the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company will be as set forth in the column headed “As Adjusted” in the section of the Prospectus captioned “Capitalization.”  All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security.  As used herein, the term “Relevant Security” means any Common Stock or other security of the Company or any Subsidiary that is convertible into, or exercisable or exchangeable for Common Stock or equity securities, or that holds the right to acquire any Common Stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.  As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

(f)           The Securities have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement and as described in the Prospectus on the Closing Date, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Securities in the Offering.  The Common Stock conforms to the descriptions thereof contained in the Registration Statement and the Prospectus.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding securities convertible into common stock, warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(g)           The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act.  Except for the Subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.  All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid (except to the extent that full payment was not yet due and owing under the laws of the jurisdiction of organization) and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).  Except as disclosed in the Registration Statement or the Prospectus, no director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

(h)           Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization.  Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”).

(i)           Neither the Company nor any Subsidiary: (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus or (in the case of clause (ii) or (iii) above) as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j)           The Company has full right, power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement.  The Company has duly and validly authorized this Agreement and each of the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k)           The execution, delivery, and performance of this Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, and consummation of the transactions contemplated by this Agreement do not and, to the knowledge of the Company, will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clause (i) or (iii) above, such conflicts, breaches, consents or defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(l)           Except as disclosed in the Registration Statement or the Prospectus, each of the Company and the Subsidiaries has all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect.  Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.  No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(m)           Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any such non-compliance as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any of its Affiliates (within the meaning of Rule 144 under the Securities Act) (“Affiliates”) has received any notice or other information from any regulatory or other legal or governmental agency relating to any default or potential decertification by the Company, or any of its Affiliates.

(n)           No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of this Agreement, or consummation of each of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Securities, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the NASDAQ Stock Market Inc. (“NASDAQ”), where the Common Stock has been approved for listing.

(o)           Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(p)           The financial statements, including the notes thereto, and the supporting schedules included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries.  Except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.  No other financial statements or supporting schedules are required to be included in or incorporated by reference in the Registration Statement.  The other financial and statistical information included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.  The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  All disclosures contained in or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(q)           There are no pro forma or as adjusted financial statements which are required to be included in or incorporated by reference in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included or incorporated by reference as so required.  The as adjusted financial information included in the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with generally accepted accounting principles as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.  The assumptions used in preparing the as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  The related as adjusted adjustments give appropriate effect to those assumptions; and the as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(r)           The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus (and similar information incorporated in the Registration Statement and the Prospectus) are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(s)           The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the outstanding shares of Common Stock are, and the Shares will be as of the Closing Date, listed on the NASDAQ.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(t)           The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)           The Board of Directors of the Company is comprised of the persons set forth in the Company Filings that are incorporated by reference into the Registration Statement. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Sarb-Ox (as hereinafter defined) and the NASDAQ rules and the Board of Directors and/or audit committee has adopted an audit committee charter that satisfies the requirements of the NASDAQ rules.  The audit committee has reviewed the adequacy of its charter within the past twelve months.  Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(v)           Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(w)           Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement.  Except as disclosed in the Registration Statement, the Prospectus or in any public filings relating to the Company filed with the Commission, neither Company nor any of its Affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

(x)           All information contained in the questionnaires completed by each of the Company’s officers and directors immediately prior to the Offering and provided to the Representative as well as the biographies of such individuals in the Registration Statement is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect.

(y)           No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or have a Material Adverse Effect on the Company.

(z)           Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(aa)         The documents, exhibits or other materials incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(bb)        The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(cc)         No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.  The Company is not in violation of the Sarbanes-Oxley Act of 2002 (“Sarb-Ox”), directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(dd)        The Company is in material compliance with the provisions of Sarb-Ox and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by NASDAQ or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.  Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(ee)         The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ff)          Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(gg)        The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration and the Prospectus.  The Company and the Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or any of the Subsidiaries.  Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.  Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(hh)        The Company and each Subsidiary: (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and (ii) have no knowledge that the conduct of their respective businesses do or will conflict with, and they have not received any notice of any claim of conflict with, any such right of others.  To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company.  Except as set forth in the Registration Statement, the Prospectus or the Company Filings (as defined below), neither the Company nor any Subsidiary has granted or assigned to any other Person any right to sell the current products and services of the Company and its Subsidiaries or those products and services described in the Registration Statement and Prospectus.  To the Company’s best knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.  As used herein, the term “Company Filings” means all of the Company’s filings with the Commission prior to the date hereof via EDGAR.

(ii)           The agreements and documents described in the Registration Statement, and the Prospectus (and any similar information incorporated in the Registration Statement an the Prospectus) conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents (including, without limitation, voting agreements) required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(jj)           No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

(kk)         The disclosures in and incorporated by reference in the Registration Statement and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ll)           Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business.  There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(mm)       No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company’s knowledge, is likely to occur.

(nn)         The Company and each Subsidiary have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith.  Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a Material Adverse Effect.  As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq. or similar laws and regulations, to the extent applicable, under the Peoples Republic of China (“PRC”).

(oo)        Except as set forth in the Registration Statement, the Prospectus or the Company Filings, neither the Company nor any Subsidiary is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or former employee of the Company or any Subsidiary or any ERISA Affiliate (as defined hereafter).  These plans are referred to collectively herein as the “Employee Plans.”  For purposes of this Section, “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or is an “affiliate,” whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

(pp)        The Registration Statement and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary or any of their respective ERISA Affiliates, and (iii) covers any employee or former employee of the Company or any Subsidiary or any of their respective ERISA Affiliates.  These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

(qq)        Except for the Company’s Chief Executive Officer and President and Chief Financial Officer, as of the Execution Date, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any officer, consultant, director or employee.

(rr)          The execution of this Agreement, or consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(ss)         Each of the Company and the Subsidiaries, are in compliance with the requirements of the insurance laws and regulations of their respective states of incorporation or organization and the insurance laws and regulations of other jurisdictions which are applicable to the Company or such Subsidiaries, and each have filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to comply with such requirement could not reasonably be expected to have a Material Adverse Effect.

(tt)          Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

(uu)         The Company has not offered, or caused the Underwriters to offer, the Firm Shares to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(vv)        The Company is in compliance with all applicable Chinese and other foreign and U.S. laws, rules, regulations, ordinances, directives, judgments, decrees and orders (including, without limitation, all securities and tax laws, rules and regulations of the Country of China), except for such non-compliance as would not have a Material Adverse Effect.  As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, the Company does not operate within the jurisdiction of United States or any state or territory thereof in such a manner so as to subject the Company or its operations or businesses to registration as a foreign company doing business in any state within the United States or to any of the following laws in any material respect: (i) the Bank Secrecy Act, as amended, (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the Foreign Corrupt Practices Act of 1977, as amended, (iv) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, (vi) the Money Laundering Control Act of 1986, as amended (vii) the rules and regulations promulgated under any such law, or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or any administrative or judicial body thereof.

(ww)       The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the PRC and, to the Company’s knowledge, all other jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xx)          Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(yy)        Except as set forth in the Registration Statement and the Prospectus, there are no outstanding loans or indebtedness of the Company and the Subsidiaries.

(zz)         The description of the Company and the Subsidiaries business and products as set forth in the Registration Statement and Prospectus, and the description of such in the Registration Statement and Prospectus do not contain any material omissions that would make the description of the Company’s business and/or products false or misleading.

(aaa)       Other than as set forth in the Registration Statement and Prospectus, there are no related party transactions between the Company, the Subsidiaries and any related party.

Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company (as such term is defined under Rule 144 under the Securities Act, an “Affiliate”) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing  the  activities of any person currently subject to any U.S. sanctions administered by OFAC.

As used in this Agreement, references to matters being “material” with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the applicable Subsidiaries, either individually or taken as a whole, as the context requires.

As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company and the applicable Subsidiaries who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company or the applicable Subsidiaries).

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Blank Rome LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A  hereto as to the matters covered thereby.

2.2           Free Writing Prospectus.  Additionally, the Company hereby represents, warrants and covenants as to the following:

(a)           Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus(es) (as defined in Section 2.2.4 hereof), when considered together with the General Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Rodman specifically for use therein.

(b)           Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Rodman as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly Rodman so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Underwriters’ Information.

(c)           The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Public Securities other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company.  Unless the Company obtains the prior consent of Rodman, and except as set forth on  Exhibit D  attached hereto, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer-Represented Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, including timely filing with the Commission where required, legending and record keeping.  The Company has satisfied and will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

2.3           Free Writing Prospectus.  Each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus (as defined in Section 2.2.4 hereof) or that would otherwise (without taking into account any approval, authorization, use or reference thereto by the Company) constitute a “free writing prospectus” required to be filed by the Company with the Commission (as defined herein) or retained by the Company under Rule 433 of the Act (as defined herein); provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Issuer-Represented General Free Writing Prospectuses (as defined in Section 2.2.4 hereof) referenced on  Exhibit D  attached hereto

2.4           Definitions.  As used in this Agreement, the terms set forth below shall have the following meanings:

(i)            “Time of Sale” means 10:00 a.m. (Eastern time) on the first trading day immediately following the date of this Agreement.

(ii)           “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.

(iii)          “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(iv)          “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(v)           “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

3.           Purchase, Sale and Delivery of the Securities.  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $15.134, the number of Firm Shares set forth opposite their respective names on  Schedule A  hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

4.            Offering.  Upon authorization of the release of the Firm Shares by Rodman, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5.            Covenants of the Company.  The Company acknowledges, covenants and agrees with the Underwriters that:

(a)           If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to Rodman of such timely filing. The Company will notify Rodman immediately (and, if requested by Rodman, will confirm such notice in writing): (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.  The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which Rodman shall object in writing after being timely furnished in advance a copy thereof.  The Company will provide Rodman with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit Rodman a reasonable opportunity to review and comment thereon.

(b)           The Company shall comply with the Securities Act, the Exchange Act and all applicable Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus.  If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Exchange Act and all applicable Rules and Regulations in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if, to comply with the Securities Act, the Exchange Act or the Rules and Regulations, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document which is an exhibit to the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify Rodman promptly and prepare and file with the Commission, subject to Section 5(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to Rodman) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c)           The Company will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith.  The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request.  The Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request on the business day next succeeding the date of this Agreement and from time to time thereafter.

(d)           The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(e)           If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(f)           The Company will use its best efforts, in cooperation with Rodman, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as Rodman may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(g)           The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve (12) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an audited earnings statement of the Company and the Subsidiaries complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)           Each of the Company’s officers, directors and 5% or greater shareholder and any affiliated party of such officers, directors and 5% or greater shareholders holding Shares (or securities convertible into Shares of the Company) (the “Lock-Up Parties”) have agreed that for a period of 6 months, (the “Lock-Up Period”) from the effective date of the Prospectus, such persons shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of your equity securities (other than an aggregate of 341,000 shares of Common Stock specifically excluded in the Lock-Up Parties’ agreements), or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of Rodman.  Rodman may consent to an early release from the Lock-Up period if, in its opinion, the market for common stock would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder.  The Company has caused each of the Lock-Up Parties to deliver to Rodman the agreements of each Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

(i)           For a period of three (3) years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to Rodman (the “Transfer Agent”).  Securities Transfer Corporation is acceptable to the Underwriters to act as Transfer Agent for the Company’s Shares.

(j)           For a period of three (3) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information. Crowe is acceptable to the Underwriters to conduct such review.

(k)           The Company will not issue press releases or engage in any other publicity, without Rodman’ prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the forty (40th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or as required pursuant to the Exchange Act.

(l)           Prior to the consummation of the Offering, the Company will engage or continue to engage (for no less than two (2) years from the date of the Closing Date) a financial public relations firm mutually acceptable to the Company and Rodman.

(m)           The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus.  Without the written consent of Rodman, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(n)           The Company will use its best efforts to effect and maintain the listing of the Securities on NASDAQ for at least three (3) years after the Closing Date.

(o)           The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(p)           The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Shares.

(q)           The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(r)           The Company shall cause to be prepared and delivered to Rodman, at the Company’s expense, within one (1) business day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering.  As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Rodman, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Rodman, that will allow recipients thereof to store and have continuously ready access to the Prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(s)           The Company shall not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file.

(t)           The Company shall have filed with the Commission all Issuer-Represented Free Writing Prospectuses or other information required to be filed by the Company under the Act and the Regulations.

(u)           The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with Sarb-Ox and the rules promulgated thereunder and with the listing requirements of, NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under Sarb-Ox and the rules promulgated thereunder.

(v)           The Company agrees that if the Firm Shares are sold in accordance with the terms of this Underwriting Agreement, Rodman shall have an irrevocable preferential right for a period of three (3) months from the date the Offering is completed to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities (whether debt or equity or any combination thereof) of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell whether with or without or through an underwriter, placement agent or broker-dealer and whether pursuant to registration under the Act or otherwise.  The Company and any such subsidiary or successor will consult Rodman with regard to any such proposed financing and will offer Rodman the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere.  If Rodman fails to accept such offer within three business days after the mailing of a notice containing the material terms of the proposed financing proposal by electronic mail or overnight courier service addressed to Rodman, then Rodman shall have no further claim or right with respect to the financing proposal contained in such notice.  If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made.  Rodman’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.  The Company shall have the right, at its option, to designate Rodman as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing in satisfaction of its obligations hereunder, and Rodman shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents.

(w)           The Company acknowledges that the purchasers of the Firm Shares or the Option Shares in the Offering shall be deemed to be third party beneficiaries of this Section 5.

6.	Consideration; Payment of Expenses.

(a)           In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation with respect to the Firm Shares which they are offering:

(i)            An underwriting discount of six percent (6%); and

(ii)           A non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the sale of the Firm Shares.

(b)           Rodman reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein  in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(c)           Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following:

(i)            all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii)           all fees and expenses in connection with the filing of Corporate Offerings Business & Regulatory Analysis (“COBRADesk”) filings with FINRA;

(iii)          all fees and expenses in connection with filing of the Registration Statement and Prospectus with the Commission;

(iv)          the fees, disbursements and expenses of the Company’s counsel, accountants and other agents in connection with the registration of the Securities under the Securities Act and the Offering;

(v)          all expenses in connection with the qualifications of the Shares for offering and sale under state or foreign securities or blue sky laws;

(vi)         all fees and expenses in connection with listing the Securities on NASDAQ;

(vii)        all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (“Road Show Expenses”);

(viii)       any stock transfer taxes incurred in connection with this Agreement or the Offering

(ix)          the cost of preparing stock certificates representing the Securities;

(x)           the cost and charges of any transfer agent or registrar for the Securities;

(xi)          any cost and expenses in conducting satisfactory due diligence investigation and analysis of the Company’s officers, directors, employees, and affiliates (including the cost and expenses of an investigative search firm), in an amount not to exceed $5,000 per individual;

(xii)         the costs and expenses of the financial public relations firm referred to in Section 5(l) hereof; and

(xiii)        all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 6.

(d)           In addition to the costs and expenses set forth in Section 6(c), the Company will be responsible for the cost of electronic copies of the Offering documents on compact disk and commemorative lucite memorabilia, both as may be reasonably requested by Rodman.

(e)           Rodman may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to Rodman as disclosed to and agreed by the Company.

(f)           It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.  Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated for Good Reason (as hereinafter defined), or subsequent to a Material Adverse Change, the Company will pay all accountable out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110, up to a maximum of $50,000 (less any monies previously paid by the Company to Rodman); provided, however, that in the event that this Agreement is terminated by the Company as a result of the gross negligence of Rodman, then no such expenses shall be reimbursed. As used herein, the term “Good Reason” shall have the meaning given to such term in the Letter Agreement, dated July 10, 2009, between the Company and Rodman (the “Engagement Letter”).

7.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions.  For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares, and each Option Closing Date for Option Shares, if any.

(a)           The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative.  If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b)           The Representative shall have received (i) the favorable written opinion of Loeb & Loeb LLP, legal counsel for the Company, dated as of the Closing Date addressed to the Underwriters in the form attached hereto as Annex I, (ii) the favorable written opinion of Zhongxin Law Office, legal counsel for the Company with respect to the laws of the PRC dated as of the Closing Date, with respect to, among other things, the descriptions of the laws of the PRC, the organization of the Company’s Chinese subsidiaries and affiliates, the Company’s ownership structure and compliance with all applicable laws, rules and regulations, orders, decrees and consents of the PRC and local or provincial governments of the PRC in substantially the form attached as Annex II; (iii) the favorable opinion of Cheung & Yip for the Company with respect to the laws of Hong Kong and the organization and ownership and of the Company’s Hong Kong Subsidiaries in substantially the form attached hereto as Annex III.  Each opinion shall include a statement to the effect that it may be relied upon by counsel to the Underwriters in any opinion delivered to the Underwriters.

(c)           All proceedings taken in connection with the sale of the Firm Shares herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters’ Counsel.

(d)           The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Sections 1 and 2 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e)           On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from Crowe as of the date of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters’ Counsel:

(i)           Confirming that they are independent registered public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB,

(ii)          Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)         Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a)  at a date not later than five days prior to the Effective Date or Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the December 31, 2009 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (b) during the period from December 31, 2009 to a specified date not later than five (5) days prior to the Effective Date, Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)         Setting forth, at a date not later than five (5) days prior to the Effective Date, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable to banks and related parties);

(v)          Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)         Stating that they have not since the Company’s formation brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)        Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

(f)           Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of Rodman, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g)           Rodman shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex IV.

(h)           The Securities shall have been approved for quotation on NASDAQ.

(i)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)           The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to Rodman and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by Rodman at, or at any time prior to, the consummation of the Closing.  Notice of such cancellation shall be given to the Company in writing, or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

8.	Indemnification.

(a)           Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced, or any claim whatsoever, between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section, 8, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 9 hereof.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

(b)           If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 8(a), such Underwriter or such Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses.  Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by the Underwriter, Selected Dealer and/or Controlling Person shall be borne by the Company.  Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

(c)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application.  In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 8(b).

9.	Contribution.

(a)           In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under Section 8 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under Section 8, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 9(a), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

(b)           Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 9(c) are several and not joint.

10.	Underwriter Default.

(a)           If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares hereunder, and if the Firm Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by Rodman pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on  Schedule A  hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as Rodman in its sole discretion shall make.

(b)           In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares, Rodman may in its discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein.  In the event that within five (5) calendar days after such a default Rodman does not arrange for the purchase of the Default Shares as provided in this Section 10, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto(except in each case as provided in Sections 5, 7, 8 and 10) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)           In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Rodman or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.

11.           Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters.  The representations contained in Section 2 hereof and the covenants and agreements contained in Sections 6, 8, 9, this Section 11 and Sections 15 and 16 hereof shall survive termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12.	Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective upon the later of: (i) receipt by Rodman and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.

(b)           Rodman shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Rodman will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or trust preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of Rodman, is so material and adverse that  such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(c)           Any notice of termination pursuant to this Section 12 shall be in writing.

13.           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative or any Underwriter:

Rodman and Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Fax No.: 646.841.1640
Attn: General Counsel

Copy to:

Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
Attn: Brad L. Shiffman, Esq.
Fax: 212-407-4990

If to the Company:

China Agritech, Inc.
Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center
Chaoyang North Road, Chaoyang District
Beijing, China 100024

Fax: 861059621220

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax: 212-407-4990

provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request.  Any such notices and other communications shall take effect at the time of receipt thereof.

14.           Parties; Limitation of Relationship.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other Person.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

15.           Governing Law.  This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law).  Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding.  In addition, the Company irrevocably appoints Loeb & Loeb as its agent for service of process in the State of New York to receive, for the Company on its behalf, service of process in any proceeding.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it c/o Loeb & Loeb, 345 Park Avenue, New York, New York 10154, Attention Mitchell S. Nussbaum, Esq., with a copy to the Company at the address set forth in Section 12 hereof.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.  THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

16.          Entire Agreement.  This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

17.           Severability.  If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

18.           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

19.           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

20.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understand that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Shares; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

21.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

22.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.           Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

[Signature Pages Follow]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

CHINA AGRITECH, INC.

By:	/s/ Yu Chang
Name: Yu Chang
Title: Chairman and CEO

Accepted by the Representative, acting for themselves and as Representative of the Underwriters named on Schedule A attached hereto, as of the date first written above:

RODMAN & RENSHAW, LLC.

By:	/s/ John J. Borer, III
Name: John J. Borer, III
Title: Senior Managing Director